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                                                                  EXHIBIT 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 of our reports dated July 31, 1997, on our audits of the financial statements and financial statement schedules of Entergy Power UK plc and London Electricity plc. We also consent to the references to our firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.
New Orleans, Louisiana
August 8, 1997